Exhibit 10.2

Salt Lake City, Utah

        March 24, 2014

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned Bioethics, Ltd. promises to pay to the order of Banyan Investment Company (“Payee”), at 539 East Blackhawk Lane, Alpine, Utah 84004, the principal amount of Six Thousand Dollars ($6,000.00), together with interest thereon at the rate of six percent (6%) per annum, payable upon demand.  This Note may be prepaid at any time without penalty.

If this Note is collected by an attorney after default in the payment of principal or interest, either with or without suit, the undersigned agrees to pay all costs and expenses of collection including a reasonable attorney’s fee.

The undersigned hereby waives presentment for payment, demand and notice of dishonor and nonpayment of this Note, and consents to any and all extensions of time, renewals, waivers or modifications that may be granted by the holder hereof with respect to the payment or other provisions of this Note.

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note effective as of the 24th day of March, 2014.

Bioethics, Ltd.

By  /s/ Jed Beck

Jed Beck

President